Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268942

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2022)

374WATER INC.

9,783,496 Shares of Common Stock

Common Warrants to Purchase up to 14,675,244 Shares of Common Stock

We are offering 9,783,496 shares of our common stock, par value $0.0001 per share (the “common stock”) together with warrants (the “Warrants”) pursuant to this prospectus supplement and the accompanying prospectus.

The purchase price for each share of Common Stock and the accompanying 1.5 Warrants was $1.25. This prospectus supplement also relates to the offering of shares of common stock issuable upon exercise of such Warrants.

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “SCWO”. On November 14, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.37 per share. There is no established trading market for the Warrants and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S‑7 of this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary ⸺ Implications of Being a Smaller Reporting Company.”

We have engaged D. Boral Capital LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to place the securities offered by this prospectus supplement. The proceeds to us, before expenses, will be approximately $12.2 million. We estimate the total expenses of this offering will be approximately $1.0 million.

	Per Share and Accompanying 1.5 Warrants	Total
Public offering price	$1.25	$12,229,370
Placement Agent fees(1)	$0.09375	$430,734
Offering proceeds to us, before expenses	$1.15625	$11,798,636

(1) We have agreed to pay the Placement Agent cash fees and commissions equal to: (i) five percent (5.0%) of the gross proceeds of the offering for investors introduced by the Placement Agent and (ii) two and one-half percent (2.5%) of the gross proceeds of the offering for investors introduced by the Company. We have also agreed to reimburse the Placement Agent for certain of its expenses as described under the “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered in this offering is expected to be made on or about November 18, 2024, subject to satisfaction of customary closing conditions.

Sole Placement Agent

D. Boral Capital LLC

The date of this prospectus supplement is November 14, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities, including shares of our common stock and warrants, having an aggregate offering price of up to $200,000,000 under the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We are providing information to you about this offering of shares of our common stock and Warrants in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering of shares of our common stock and Warrants and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date ─ for example, a document incorporated by reference in this prospectus supplement ─ the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Neither we nor the Placement Agent has authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus prepared by us or on our behalf. Neither we nor the Placement Agent takes any responsibility for and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the Placement Agent is making an offer to sell or soliciting an offer to buy our securities under any circumstances where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, shares of our common stock and Warrants only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the Placement Agent that would permit a public offering of our common stock and Warrants or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, references to “374Water,” the “Company,” “we,” “our,” or “us” refer to 374Water Inc. and its wholly-owned, consolidated subsidiaries, or either or all of them as the context may require.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus supplement or the accompanying prospectus. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•	insufficient capital and inability to raise sufficient capital to fund operations, meet our obligations and execute our business plan;

•	insufficient capital;

•	substantial doubts about our ability to continue as a going concern;

•	loss or retirement of key executives;

•	uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	loss of a key customer or supplier;

•	entry of new competitors and intensity of competition;

•	changes in federal, state and local government regulation that adversely impact us;

•	technical problems with our research and products;

•	price increases for supplies and components and other supply chain issues;

•	issues related to acquiring and defending our intellectual property rights;

•	potential litigation;

•	lack of insurance or under-insurance;

•	reliance on third parties for manufacturing and to deploy our systems;

•	changes in political and economic conditions and in fiscal, monetary, regulatory, and tax policies;

•	interest rate fluctuation and fluctuations in equity and fixed income markets;

•	competitive pricing pressures within the Company’s market;

•	technological changes that may make our products less desirable or obsolete; and

•

other risks and uncertainties detailed and discussed in Part II, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, as well as the Company’s subsequent filings with the SEC.

S-2

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated herein or therein by reference are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. Moreover, we operate in a highly competitive environment.

New risks and uncertainties emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated herein or therein by reference speak only as of the date of such statement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. For information about where you can find these reports, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-7 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the SEC that we file from time to time.

Overview

374Water Inc. (the “Company”, “374Water”, “we”, “us”, or “our”) is a global cleantech company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water’s AirSCWO technology efficiently destroys a range of non- hazardous and hazardous organic wastes producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water’s AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants.

Corporate Information

Our principal executive offices are located at 701 W Main Street, Suite 410, Durham, NC 27701. Our telephone number is (440) 601-9677. Our website address is https://www.374water.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” sections in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, which is incorporated by reference in this prospectus supplement. These risks include the following:

S-4

•	A sustainable market for our products may never develop.
•	Our ability to treat hazardous wastes on a commercially viable basis is unproven, which could have a detrimental effect on our ability to generate or sustain revenues.
•	We have a limited operating history with no material revenues.
•	We may not be able to recruit and retain qualified management.
•	Our management team may not be able to successfully implement our business strategies.
•

Our ability to generate revenue will depend in part on government contracts which expose us to the uncertainties of governmental budgetary and funding constraints and local, national and international political conditions and events.

•	Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business.
•	We may be unable to obtain required licenses from third parties for product development.
•

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

•	We may be adversely affected by the effects of inflation.
•	We face competition in our industry, and we may be unable to attract customers and maintain a viable business.
•

We are required to obtain permits in different areas of the world in order to utilize our products in such regions. Our need to apply for and receive permits could substantially limit our ability to operate and grow our business.

•	We have in the past and may in the future be involved in litigation matters or other legal proceedings that are expensive and time consuming.
•	If we become subject to claims relating to handling, storage, release or disposal of hazardous materials, we could incur significant cost and time to comply.
•	Wastewater operations entail significant risks that may impose significant costs.
•	We may incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees, which could reduce our profitability.
•

We enter into various contracts in the normal course of our business, some or all of which may require us to indemnify the other party to the contract. In the event we have to perform under these indemnification provisions, it could have an adverse effect on our business, financial condition and results of operations.

•	Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined by the Exchange Act, and the rules and regulations thereunder, meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

S-5

THE OFFERING

Issuer	374Water Inc.

Common stock offered by us

We are offering 9,783,496 shares of our common stock at a purchase price of $1.25 per share and accompanying 1.5 Warrants. See “Description of Securities—Common Stock” for more details of our common stock.

Warrants offered by us

We are offering Warrants to purchase up to 14,675,244 shares of common stock. The common stock is being offered together with the Warrants. The exercise price of each Warrant will be $1.125 per share. Each Warrant will be immediately exercisable and will expire five years from the date of issuance. See “Description of Securities—Warrants” for a discussion of the terms of the Warrants. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the Warrants.

Common stock to be outstanding after this offering	142,951,545 shares

Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $11.3 million after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in shares of our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	“SCWO” for our common stock

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 133,168,049 shares of common stock issued and outstanding as of September 30, 2024 and, unless otherwise indicated, excludes:

• 17,207,510 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $0.89 per share;

• 3,053,742 shares of common stock issuable upon the settlement of restricted stock units outstanding as of September 30, 2024;

• 3,053,742 shares of unvested restricted stock units outstanding as of September 30, 2024;

• 1,235,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at an exercise price of $2.50 per share; and

• 10,090,161 shares of common stock reserved for future issuance under the 2021 Equity Incentive Plan as of September 30, 2024.

To the extent that options or restricted stock units outstanding as of September 30, 2024 have been or may be exercised or settle, as applicable, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the approximately $86.2 million of shares of common stock issuable as of September 30, 2024 pursuant to our Open Market Sales Agreement with Jefferies LLC.

S-6

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before making an investment decision, you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus supplement, the accompanying prospectus and any subsequent updates described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation by Reference.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

Risks Related to this Offering

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering and could spend those resources for purposes other than those described in the “Use of Proceeds” portion of this prospectus supplement, and in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our systems. Pending use in our operations, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

If you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible securities in the future, which may result in additional dilution to investors.

After giving effect to the sale of 9,783,496 shares of our common stock and Warrants to purchase up to 14,675,244 shares of our common stock in this offering at an offering price of $1.25 per share of common stock and accompanying 1.5 Warrant, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $18.7 million, or $0.13 per share. This represents an immediate increase in as adjusted net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $1.12 per share to new investors purchasing securities in this offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

In addition, to raise additional capital in the future, we may offer and issue additional shares of our common stock, including common stock under our ATM program, or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. We also have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience additional dilution.

Further, as we grow our business, we may seek to rely more heavily on capital raising transactions to fund our operations, raise capital to retire any debt we may hereafter incur, for other corporate purposes, or due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or national recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The holders of Warrants purchased in this offering will have no rights as a common stockholder until any such holder exercises its Warrants and acquires shares of our common stock.

Until you acquire shares of our common stock upon exercise of the Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $1.125 per share. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

S-7

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $1.94 on October 23, 2024, and a low of $1.01 on August 5, 2024, in the twelve-month period ended October 31, 2024. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the caption “Risk Factors” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 and any subsequent updates described in our Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus supplement. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares of common stock that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Future sales of our common stock in the public market or other financings could cause our stock price to fall, and a substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market, the perception that these sales might occur, or other financings could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial portion of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144, promulgated under the Securities Act (“Rule 144”). In addition, shares of common stock issuable upon exercise of any outstanding warrants and options, as well as shares reserved for future issuance under our incentive stock plan, will be eligible for sale in the public market to the extent permitted by applicable vesting requirements, if any, and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares will be eligible to be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to existing stockholders for the foreseeable future.

Resales of our common stock in the public market by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

S-8

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. A weak global economy or other circumstances, such as changes in tariffs and trade, could also contribute to extreme volatility of the markets, which may have an effect on the market price of our common stock.

Shares of our common stock are subordinate to any preferred stock we may issue and to any future indebtedness.

Shares of our common stock rank junior to any shares of our preferred stock that we may issue in the future and to any future indebtedness we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding.

Furthermore, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our stockholders generally.

S-9

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $11.3 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include working capital, capital expenditures and other general corporate purposes.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our development efforts with respect to our AirSCWO systems, or future commercialization efforts, technological advances and the competitive environment for our systems, and timing of our ability to build up our executive team, among other things. Accordingly, our management will have broad discretion in the timing and application of these proceeds. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

Pending the use of the net proceeds from this offering, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities, or certificates of deposit.

S-10

DIVIDEND POLICY

We do not currently intend to pay cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors deems relevant.

S-11

DILUTION

If you invest in our common stock and Warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our common stock after this offering.

Dilution represents the difference between the amount per share of common stock paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering. The data in this section are derived from our balance sheet as of September 30, 2024. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of shares of common stock outstanding as of September 30, 2024. Our net tangible book value as of September 30, 2024 was approximately $7.4 million, or $0.06 per share of common stock.

After giving effect to the sale of 9,783,496 shares of our common stock and Warrants to purchase up to 14,675,244 shares of our common stock in this offering at an offering price of $1.25 per and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $18.7 million, or $0.13 per share. This represents an immediate increase in as adjusted net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $1.12 per share to new investors purchasing securities in this offering. The following table illustrates this dilution per share of common stock:

Public offering price per share of common stock and Warrant		$1.25
Net tangible book value per share of common stock as of September 30, 2024	$0.06
Increase in pro forma net tangible book value per share of common stock attributable to investors participating in this offering	$0.07

As adjusted net tangible book value per share after giving effect to this offering		$0.13

Dilution per share of common stock to investors participating in this offering		$1.12

The table and discussion above are based on 133,168,049 shares of common stock issued and outstanding as of September 30, 2024 and excludes as of that date:

•	17,207,510 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $0.89 per share;

•	3,053,742 shares of common stock issuable upon the settlement of restricted stock units outstanding as of September 30, 2024;

•	3,053,742 shares of unvested restricted stock outstanding as of September 30, 2024;

•	1,235,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at an exercise price of $2.50 per share; and

•	10,090,161 shares of common stock reserved for future issuance under the 2021 Equity Incentive Plan as of September 30, 2024.

To the extent that options or restricted stock units outstanding as of September 30, 2024 have been or may be exercised or settle, as applicable, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the approximately $86.2 million of shares of common stock issuable as of September 30, 2024 pursuant to our Open Market Sales Agreement with Jefferies LLC.

S-12

DESCRIPTION OF SECURITIES

Common Stock

See “Description of Our Capital Stock—Common Stock” on page 14 of the accompanying prospectus for a description of the material terms of our common stock.

Warrants

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the full text of the Warrants, which has been provided to the investors in this offering and the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the Warrants for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

The Warrants offered hereby will have an exercise price of $1.125 per share. Each Warrant will be immediately exercisable and will expire five years from the date of issuance. Each Warrant will be exercisable to purchase one share of common stock, subject to adjustment. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate proportional adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Subject to certain exemptions outlined in the Warrants, if at any time while the Warrants are outstanding, (i) the Company issues or sells, or is deemed to have issued or sold, shares of common stock at an effective price per share less than the exercise price of the common warrants then in effect, the exercise price of the common warrants shall be reduced to such lower price and (ii) the Company effects a reverse stock split, the exercise price then in effect shall be reduced to the lowest daily volume weighted average price of the common stock during the period commencing on the trading day following the reverse split and ending on the fifth trading day following the reverse split.  The Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% or, at the election of the holder at closing, up to 9.99%, of our outstanding Common Stock immediately after giving effect to such exercise.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Transferability

A Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number and we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

S-13

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Warrant holders exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In lieu of receiving such common stock in the fundamental transaction, the Warrant holder may elect to have the Company or the successor entity purchase the Warrant holder’s Warrant for its fair market value measured by the Black Scholes method.

Waivers and Amendments

No term of the Warrants may be amended or waived without the written consent of the holder of such Warrant.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Company’s common stock held by stockholders.

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that such person became an interested stockholder, unless:

•	Prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

At or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	Any merger or consolidation of the corporation with the interested stockholder;

•	Any sale, transfer, pledge or other disposition involving the interested stockholder of ten percent (10%) or more of the assets of the corporation;

•	Subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

Subject to exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder; or

•	The receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

S-14

In general, Section 203 defines an interested stockholder as any entity or person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation. The term “owner” is broadly defined to include any person that, individually, or with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding for the purpose of acquiring, holding, voting or disposing of the stock, subject to certain exceptions.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not elected, in the manner provided in Section 203, not to be subject to Section 203 and our Amended and Restated Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.  The foregoing summary of Section 203 is qualified in its entirety by reference to the statute.

Certificate of Incorporation and Bylaws

Provisions of our Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Bylaws:

•

Permit our board of directors to issue up to 50,000,000 shares of preferred stock, without further action by the shareholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	Provide that all vacancies, including newly created directorships, shall be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

Do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	Provide that special meetings of our shareholders may be called only by the board of directors or by the president of the Company; and

•

Set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of shareholders.

S-15

Special Stockholder Meetings

Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called by the President or board of directors. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting as shall have been properly brought before the meeting.

Consent of Stockholders in Lieu of Meeting

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual meeting of stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our Amended and Restated Certificate of Incorporation will limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	For any breach of a director’s duty of loyalty to us and our stockholders;

•	For any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

•	For any breach of a director’s duty of loyalty to us or our stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

S-16

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Company’s common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding twenty percent (20%) of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or as employee compensation.

The Company’s board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Company’s common stock at prices higher than prevailing market prices.

S-17

PLAN OF DISTRIBUTION

D. Boral Capital LLC has agreed to act as our placement agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement dated November 14, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement directly with the investors who purchase our securities in this offering. We may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about November 18, 2024, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged D. Boral Capital LLC as our sole placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent cash fees and commissions equal to: a (i) five percent (5.0%) of the gross proceeds of the offering for investors introduced by the Placement Agent and (ii) two and one-half percent (2.5%) of the gross proceeds of the offering for investors introduced by the Company as set forth in the table below. We also agreed to reimburse the Placement Agent at the closing of the offering, for expenses incurred, including disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000.

	Per Share and Accompanying 1.5 Warrants	Total
Public offering price	$1.25	$12,229,370
Placement Agent fees	$0.09375	$430,734
Offering proceeds to us, before expenses	$1.15625	$11,798,634

We estimate the total expenses payable by us for this offering, excluding the Placement Agents fee and expenses, will be approximately $0.5 million.

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-18

Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “SCWO”. There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending three months after the closing of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

•

offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any common stock of the Company, warrant to purchase shares of common stock or any other security of the Company, or any other entity, that is convertible into, or exercisable or exchangeable for, shares of common stock or any other equity security of the Company (the “Relevant Security”) or otherwise publicly disclose the intention to do so, or

•

establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, to any trust for the direct or indirect benefits of the director or officer or their immediate family members, by intestate succession, to charity or educational institution, or by operation of law.

In addition, we have agreed that, subject to certain exceptions, we will not conduct any issuances of our common stock for a period of 90 days after the closing of this offering and we have further agreed to provide certain of the purchasers the right to participate in up to 50% of each future financing for a period of two years after the closing of this offering.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Direct Transfer, LLC.

Listing

Our shares of common stock trade on The Nasdaq Capital Market under the ticker symbol “SCWO.”

S-19

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Sichenzia Ross Ference Carmel LLP is counsel for the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of 374 Water Inc. as of December 31, 2023 and for the two years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in the prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://www.374water.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus supplement (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•	Our definitive proxy statement filed with the SEC on April 29, 2024;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 29, 2024;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on March 6, 2024, April 24, 2024 as amended by Form 8-K/A filed on August 12, 2024, May 22, 2024, June 7, 2024, June 20, 2024, June 24, 2024, June 28, 2024, July 22, 2024, July 25, 2024, July 31, 2024 and August 15, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 13, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

S-20

Any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement.

Requests for such information should be directed to our Corporate Secretary at the address below:

374Water Inc.

701 W Main Street, Suite 410

Durham, NC 27701

Attention: Secretary

Telephone: (440) 601-9677

Please include your contact information with the request.

S-21

PROSPECTUS

374WATER INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

and

3,645,000 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell, in one or more offerings, up to $200,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

In addition, the selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 3,645,000 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights granted to the selling stockholders in connection with an offering that closed in December 2021. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbols “SCWO.” On December 20, 2022, the last reported sale price of our common stock was $2.50 per share as reported on The Nasdaq Capital Market. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “The Company—Implications of Being an Emerging Growth Company.”

Our business and investing in shares of our common stock involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 8 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2022

ii

374WATER INC.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 3,645,000 shares of our common stock. This prospectus provides you with a general description of the securities which may be offered. Each time we or the selling stockholders offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “374Water,” the “Company,” “we,” “us,” and “our” refer to 374Water Inc., a Delaware corporation.

INDUSTRY AND MARKET DATA

Market data, industry statistics, and forecasts included in this prospectus, other than those provided by third party experts, are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control; however, we believe they generally indicate size, position and market share within this industry. Our own estimates are based on internally-derived metrics, as well as data from trade and business organizations and other contacts in the markets we operate.

We are responsible for all of the disclosures included in this prospectus, and we believe these estimates to be accurate as of the date of this prospectus or such other date as stated in this prospectus. However, this information may prove to be inaccurate due to the method by which we obtained some of the data for the estimates or the fact that this information cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. While we believe that each of the publications used throughout this prospectus are prepared by reputable sources, neither we nor the underwriter have independently verified market and industry data from third party sources. While we believe our internal research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

1

THE COMPANY

Overview

374Water offers a technology that transforms wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We consider ourselves pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our Technology

We have developed AirSCWO™, a proprietary treatment system based on “supercritical water oxidation.” AirSCWO™ leverages the unique properties of water in its supercritical phase (above 374oC and above a barometric pressure of 221 atm), as described in Illustration 1 (below). The supercritical phase produces properties of both a gas and liquid to convert organic matter to energy in the form of recoverable heat and safe byproducts that can be recovered and put to economically productive use, as shown in Illustration 2 (below). We call our systems AirSCWO™, as it utilizes a combination of ambient air and the supercritical water oxidation process. Because our AirSCWO™ destroys any organic material, we believe the AirSCWO™ systems are essentially waste stream agnostic with the capability of treating a variety of complex, hazardous and non-hazardous wet waste streams, thus creating opportunities for multiple applications in diverse market verticals on an international scale, as described in Illustration 2. The technology is addressing environmental challenges that the Company believes, until now, have been considered insurmountable due to science/engineering and/or cost barriers. For example, we can treat PFAS (“per- and polyfluoroalkyl substances”). See below Table 1: Representative target markets.

Illustration 1: Water properties and how the supercritical phase is reached:

2

Illustration 2: AirSCWO™ technology

Products and Services

We believe AirSCWO™ systems have the ability to address environmental issues across multiple market verticals. Our revenue model includes both capital equipment sales and long-term service agreements. Our sales and market strategy is a combination of direct customer and channel partner sales routes, depending on the specific market and territory. Additionally, the AirSCWO™ systems may be sold directly to other solution providers who may integrate our equipment with other equipment as part of an integrated system and solution.

We sell AirSCWO™ as a modular and containerized system. The units are compact and prefabricated so that they may be cost effectively shipped, installed, and operated within the footprint of an existing plant. We are currently offering a six (6) wet tonne per day throughput capacity system and anticipate commercializing a thirty (30) wet tonne per day throughput capacity system in 2024. A two hundred (200) wet tonne per day throughput capacity system is to be designed in 2025. Illustration 3 below highlights our product mix.

Illustration 3: AirSCWO™ system models and capacity:

We also intend to sell, as part of a broader solution package, ancillary equipment that is required to pre-treat the inlet waste stream and post-treat a product stream, depending on the application. In some cases, to meet the AirSCWO™ inlet requirements (e.g., water percentage, total dissolved solids), a pre-treatment is added to our system to ensure our system performance or a post-treatment packaged system to enhance the system outputs value (e.g., carbon dioxide utilization or sequestration, minerals recovery and upgrade, and water purification). Such solutions may be developed by the Company or by its strategic partners to provide a complete solution and integrated treatment train. In addition, the Company intends to offer sales agreements for supply of parts, maintenance and repairs, as well as long term SAs.

3

Markets and Industries

We’re seeking to create a more robust and sustainable approach to waste stream management for our customers. The drivers that are facilitating adoption of our technology include, but are not limited to: population growth and urbanization, increasing quantity/complexity of waste streams, climate change, carbon economics, resource scarcity, corporate sustainability targets, commodity prices, energy security and tightening regulations. The AirSCWO™ technology is designed to address those key market drivers and provides a complete, compact, energy-efficient, and decentralized solution able to treat a broad range of waste.

The AirSCWO™ technology can treat diverse waste streams across different industries and market segments. We believe our technology provides a unique value proposition that will support its adoption across various markets, including, but not limited to:

•	Generating value from waste by recovering clean energy (in the form of heat), water, and minerals;
•

Providing a highly energy efficient, compact and sustainable waste treatment option that we believe can deliver unprecedented elimination of many environmentally persistent pollutants, e.g., PFAS, 1,4 Dioxane, microplastics, pharmaceuticals and personal care products (PPCPs), and other contaminants of emerging concern (CECs);

•	Treating waste at the source thereby eliminating haulage and transportation needs and reducing greenhouse gas (GHG) emissions; and
•	Offsetting methane emissions by offering a solution to waste that does not form methane as a byproduct.

One of our key markets is sludge treatment, which includes both municipal and industrial wastes. Sludge is the semi-solid by-product obtained from the treatment of residential and commercial (i.e., municipal) or industrial wastewater. Municipal sludge is typically treated in large biological treatment processes that allow for the wastewater to reside for extended periods in an air or oxygen rich environment (aerobic digestion or anaerobic digestion) that promotes biological breakdown of organic solids. This process generates a final residue known as biosolids, as it mainly consists of biological bacteria. Sludge and biosolids management are a key part of any wastewater treatment process. Those high strength streams are prime for the AirSCWO™ technology since they contain significant calorific content that can be treated effectively and self-propel the oxidation process.

The global demand for municipal and industrial sludge treatment is expected to generate revenue of above $9.0 billion by the end of 2026, growing at a Compound Annual Growth Rate (CAGR) of around 5.7% between 2020 and 2026. Growing populations and economic advancement have resulted in increased volumes of sludge, which drives the market for municipal and industrial sludge treatment.

4

The municipal sludge market is expected to drive the near-term growth of the Company’s revenue because of increasing disposal costs, and future regulation on organic CECs (e.g PFAS, Microplastics, Pharmaceuticals). We are also targeting additional high value markets that we expect will contribute to the Company’s revenue and thereby help fuel our growth plans. Table 1 below shows near-term target markets, their subsegments, and the relevant applications associated with those markets.

Table1: Representative target markets, their subsegments and applications

Key Markets	Subsegments	Applications
Industrial	Chemical, Pharmaceutical, Semiconductor, Food & Beverage	Hazardous and non-hazardous wastes, recalcitrant(1) organics, microplastics, PPCPs(2), CECs(3) and PFAS.
Municipal	Utilities Landfills	Sludge and biosolids, Landfill leachate(4)
Defense	Military Bases Government owned manufacturing facilities	Fuel and oil residuals, rinsates(5), AFFF(6) (PFAS)
Oil and Gas	Exploration, Extraction/Offshore & Onshore Petroleum refining	Concentrated waste streams, rinsates(5), AFFF (6)(PFAS), petroleum refining by-products
Agricultural	Farms, Slaughterhouses, Poultry houses Recycling Centers	Manure, concentrated waste streams
Waste Management	Incinerators Landfills	Landfill leachate(4), food waste, waste oils; Fats, Oil & Greases (FOG), hazardous and non-hazardous organic waste.
Sanitation Projects in developing countries	Regional centralized facilities, decentralized treatment facilities (villages, schools)	Municipal sludge and biosolids, mixed wastes
Environmental remediation and compliance	Contaminated site clean-up Wastewater treatment	Hazardous and non-hazardous wastes, recalcitrant(1) organics, CECs(3) and PFAS

(1)	Resistant to chemical decomposition; decomposing extremely slowly
(2)	Pharmaceuticals and Personal Care Products
(3)	Contaminants of Emerging Concern
(4)	Water that has percolated through a solid and leached out some of the constituents
(5)	Containing low concentrations of contaminants, resulting from the cleaning of containers, etc.
(6)	Aqueous Film Forming Foam

The markets shown represent multi billions in Total Addressable Market (TAM) value, with typical 5-year CAGRs of between 5-8%.

Strategy

The execution of our growth strategy includes a blend of opportunities:

Growth Initiatives

We have sold our first commercial unit to a public agency responsible for 2.6 million people in Southern California. The AirSCWO 6 system, expected to be installed in the 2nd quarter of 2023, is capable of processing six (6) wet tonne per day (WMT/d) of wastewater in a 40-foot standard shipping container. We expect to receive several additional purchase orders for our systems. Additionally, we are finalizing the design of larger capacity systems to process thirty (30) WMT/d (AirSCWO 30) and later on two hundred (200) WMT/d (AirSCWO 200), respectively. We anticipate initial sales of our thirty (30) tonne system within the next twelve months.

We intend for the Company’s growth over the next two years to be predominantly driven by sales of AirSCWO™ systems in the identified key markets, which we hope will lead to customer base expansion, and ultimately, with the municipal market expected to generate a significant portion of the Company’s revenue. Our initial geographical focus will be North America and EMEA (to include Europe, the Middle East and Africa). Our business model includes direct sales to end-users and indirect sales via channel partners. In some markets, we believe revenue will be generated from a mix of capital equipment sales and a SA, which is a paid service for waste treatment pursuant to long-term contracts. The latter will be offered through a separate financing division that we are targeting to establish in 2023 and will initially be deployed via direct end-user engagement. The financing systems to be sold via SAs will lower barriers to entry in our key markets and facilitate more rapid expansion of our client base. Examples of models to be used can include, but are not limited to: BOT and BOOT, depending on clients’ preferences and limitations. We envisage that in some cases, public private partnerships (PPPs) will be established, particularly when selling to public utilities and addressing projects in developing geographies.

5

In addition, during the next two to three years, we are planning to conduct further product development and expand our product portfolio, which we believe will facilitate entry into new market subsegments where particularly complex waste streams require treatment. This is most relevant to some industrial manufacturing, defense, and waste management applications. Our intention is to maintain a research and development budget sufficient to attain this goal.

Third Party Growth Initiatives

As an early-stage growth company with what we believe to be a highly differentiated technology platform, we expect to leverage strategic partnerships with larger companies that offer environmental services or execute on targeting various end markets. We are currently engaging with potential strategic partners in a variety of markets.

Intellectual Property

We have designed an intellectual property strategy to ensure we maintain a competitive edge. As of December 21, 2022, we have three pending U.S. non-provisional applications, three pending Patent Cooperation Treaty (PCT) applications, and one pending (1) U.S. provisional patent application that cover crucial process operational aspects and improvements in system efficiencies and performance, including a U.S. provisional patent application to cover a next generation AirSCWO™ system for high strength waste stream treatment.

Collaborations with Strategic Partners

We have an exclusive manufacturing agreement in place with Merrell Bros., Inc., which is based in Kokomo, Indiana, and is a nationwide biosolids management company helping municipalities, industries and agricultural operations successfully manage and recycle biosolids. We have also entered into an agreement with Merrell Bros where they also serve as a channel partner to facilitate our market penetration and expansion plans in the US by opening up their existing client base. We believe the Company has the facilities and capability to rapidly ramp-up manufacturing volumes and also support system modifications and deployment as required per market and clients. We expect Merrell Bros., Inc. to be a valuable resource as an additional sales channel for our AirSCWO™ systems which will continue to spur overall growth of the Company.

We have a Sponsored Partnership Agreement with Duke University that provides access to Duke’s world-class research capabilities, building on our own R&D expertise and strengthening our core development activities when needed.

We also are working with ESC, which is based in Israel, to act as our channel partner for treating industrial waste streams in Israel. ESC has an established reputation for its unique knowledge, regulatory and physical infrastructure, and a variety of halogenated organic wastes required for the R&D effort.  ESC is expected to provide the Company with access to new markets in the Middle-East that are more closely focused toward hazardous material treatment.

Marketing

Our marketing approach is multi-pronged with three areas of focus: development of information, education of end users, and thought leadership. We believe this approach is appropriate because business purchase decisions are based on bottom-line revenue impact and, increasingly, the environmental impact of its decisions. Return on investment (ROI) is a primary focus for corporate decision makers. The AirSCWO™ technology offers a waste treatment for the modern era and a versatile treatment tool that could address future regulation and improve resiliency.

We conduct marketing campaigns aimed at any individual(s) with control or influence on purchasing decisions. This can encompass a wide variety of titles and functions, from entry-level end-users all the way up to the C-suite.

6

Government Regulations

Our operations and AirSCWO™ units may be subject to various United States federal, state and local and, in the case of our Israel operations, Israeli laws and regulations and requirements governing the protection of the environment, public health and safety, and other matters. For example, the construction and operation of our AirSCWO™ units may require obtaining air permits from various states or, alternatively, obtaining a formal determination from a state that a permit is not required. We may also be required to obtain state and local treatment works approval to install our AirSCWO™ units if a unit is connected to a system which is permitted pursuant to the United States National Pollutant Discharge Elimination Systems Act (NPDES). In the event our AirSCWO™ units are used to treat metals, the resulting mineral stream may constitute heavy metals under the United States Resource Conservation and Recovery Act (the “RCRA”) and require separation and regulated disposal if such heavy metals were deemed to be hazardous waste under the RCRA. If the operators of our AirSCWO™ units are treating hazardous waste, such operators may be required to obtain special hazardous waste technician training. Additionally, we are currently evaluating whether our AirSCWO™ units may be regulated pursuant to the United States Occupational Safety and Health Act and thereby be subject to inspections thereunder. We intend that our operations and AirSCWO™ units will be in material compliance with, and in many cases surpass, minimum standards required by applicable laws and regulations.

 Corporate Information

374Water Inc. (the “Company”, “374Water”, “We”, or “Our”) is a Delaware corporation which was formed in September 2005 as PowerVerde, Inc.. At that time, the Company was focused on developing, commercializing and marketing a series of unique electric generating power systems designed to produce electrical power with zero emissions or waste byproducts, based on a pressure-driven expander motor and related organic rankine cycle technology.

 On April 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger”) with 374Water Inc., a privately held company based in Durham, North Carolina, (“374Water Private Company”) and 374Water Acquisition Corp., a newly-formed wholly-owned subsidiary of PowerVerde.

Following the Merger, 374Water offers a disruptive technology that transforms all wet wastes such as sewage sludge, biosolids, food waste, hazardous and non-hazardous waste, and forever chemicals (e.g., PFAS, PFOS and AFFF) into recoverable resources by focusing on waste as a valuable resource for water, energy, and minerals. We are pioneers in a new era of waste management that supports a circular economy and enables organizations to achieve their environment, social, and governance (ESG) goals. Our vision is a world without waste and our mission is to help create and preserve a clean and healthy environment that sustains life.

Our principal executive offices are located at 701 W. Main Street, Suite 410, Durham, North Carolina 27701, telephone number (919) 888-8194. Our website address is www.374water.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An emerging growth company may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exemptions include:

•

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes- Oxley Act”);

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

7

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”). However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.235 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of the benefits of this exemption and our election is irrevocable. Therefore, we will not be able to take advantage of this exemption at any time in the future.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and, accordingly, may provide public disclosure that differs from larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

8

•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	loss or retirement of key executives;

•

our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic and geopolitical conditions, including the current conflict in Ukraine, and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	price increases for supplies and components;

•	the inability to carry out our business plans; and

•	other risks and uncertainties, including those described under the section above entitled “Risk Factors,” which risk factors are incorporated herein by reference.

Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, those discussed above and elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

9

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued and those issuable upon exercise of certain warrants to the selling stockholders pursuant to the registration rights granted under certain purchase agreements in our December 2021 private placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock as of December 31, 2022, assuming exercise of any outstanding warrants held by the selling stockholder on that date, without regard to any limitation on exercise. The third column lists the number of shares of common stock being registered in this prospectus by each selling stockholder.

In accordance with the terms of registration rights granted to the selling stockholders, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders and the shares of common stock issuable upon exercise of the warrants issued in the December 2021 private placement, determined as if such warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.  The information contained in the second and fourth column is based upon information available to the Company regarding the beneficial ownership of shares of common stock held by each selling stockholder.

10

The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
American Venture Capital Bank, Inc.	740,526	150,000	590,526
Brazell, Luke	102,100	18,750	83,350
Bryant, Stephen J.	18,750	18,750	-
Caton, Stephen	75,000	75,000	-
Cohen, Koren	37,500	37,500	-
Crocker, Dale	22,500	22,500	-
Cutler, Joni	37,500	37,500	-
Devlin, Roxanna A.	75,000	75,000	-
Dykes, Graeme	99,500	19,500	80,000
Estes, Deanna Rene[1]	18,750	18,750	-
Feanny, Suzanne	18,750	18,750	-
Fray, Michael T.	18,750	18,750	-
Gibstein, Eyal	30,000	30,000	-
Goldberg, Adam M.	7,500	7,500	-
Goldberg, Gloria	18,750	18,750	-
Gomez, Edward C.	75,000	75,000	-
Grinbaum, Alon	35,450	18,750	16,700

11

Harreld, John C.	75,000	75,000	-
Hayutin, Wes	18,750	18,750	-
Hedge, Mike	18,750	18,750	-
Henwood, Ken	300,000	300,000	-
Hill, Peter R.	22,500	22,500	-
Hirsch, Alan	15,000	15,000	-
Hirsch, Joshua	15,000	15,000	-
Ivey, Alex	18,750	18,750	-
Jeter, Edward A.	762,500	262,500	500,000
Johnson, Bryce	3,687,533	412,500	3,275,033
Johnsson, Anders	187,500	187,500	-
Kennedy, John Joseph	18,750	18,750	-
KLC Ventures, LP	983,350	150,000	833,350
Mauck, Michael G.	45,000	45,000	-
Mayan, Inbal	18,750	18,750	-
Merrell, Gary	37,500	37,500	-
Ogilvie, Eric	45,000	45,000	-
Overson, Brad	52,150	18,750	33,400

12

Peterson, David H.	150,000	150,000	-
Richard Jay Varty IRREV. Trust	143,625	143,625	-
Scott, Mike	37,500	37,500	-
Sedlak, Lance	26,250	26,250	-
Shai, Boaz	52,500	52,500	-
Shai, Reem	52,500	52,500	-
Sharon, Nir	22,500	22,500	-
Sharts, Stephen	18,750	18,750	-
Sikes Corporate Services, Inc.	18,750	18,750	-
Slone, Kyle	118,750	18,750	100,000
Slone, Mark	349,446	37,500	311,946
Slovacek, Pam	22,500	22,500	-
Smith, Patricia J.	20,625	20,625	-
Somers, Petrus	225,000	75,000	150,000
Stallings, Joseph H.	103,750	18,750	85,000
Stone, Leslie	45,000	45,000	-
Traemoor Investments, LLC	18,750	18,750	-
Vanderhider, John C. and Nancy Patricia Vanderhider	742,500	75,000	667,500
Williams, Matthew D.	150,000	150,000	-
Williamson II, George E.	535,788	150,000	385,788
XIT Development LLC	150,000	150,000	-

[1] Deanna Rene Estes is a member of our board of directors.

13

DESCRIPTION OF OUR CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

The following is a description of our common stock and certain provisions of our certificate of incorporation, as amended (“Certificate”), and our bylaws (“Bylaws”), and certain provisions of Delaware law.

As of September 30, 2022, there were issued and outstanding or reserved for issuance:

•	126,680,895 shares of common stock outstanding;

•	13,392,000 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.56 per share;

•	1,250,000 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $2.50; and

•	6,083,000 shares of common stock reserved for future issuance under the 374Water Inc. 2021 Equity Incentive Plan.

As of September 30, 2022, our principal stockholders, officers and directors beneficially owned approximately 56.13% of our common stock. As a result, our principal stockholders, officers and directors have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

Fall 2021 Private Offering

In the fall of 2021, we completed a private offering of units comprised of an aggregate of (i) 2,500,000 shares of our common stock and (ii) warrants exercisable for an aggregate of 1,250,000 shares of our common stock.  The warrants will expire three years from the issuance date and have an exercise price of $2.50 per share. In addition to the issuance of the units to investors, the investors also received customary “piggy-back” registration rights for the shares and shares underlying the warrants.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate and our Bylaws.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

14

Liquidation

In the event of the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized, subject to limitations prescribed by Delaware law, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares of our preferred stock outstanding or designated.

15

Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

16

DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and/or preferred stock. Warrants may be offered independently or together with common stock and/or preferred stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

17

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement,

18

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

19

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

20

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	negotiated transactions;

•	block trades;

•	directly to investors; or

•	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

21

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We or the selling stockholders may sell the securities directly or through agents we or the selling stockholders designate from time to time.  We or the selling stockholders will name any agent involved in the offering and sale of securities and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We or the selling stockholders may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

22

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the Exchange Act or Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

23

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Womble Bond Dickinson (US) LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of 374Water Inc. and subsidiaries as of December 31, 2021, and for the year ended December 31, 2021, incorporated by reference into this prospectus have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our financial statements as of December 31, 2020 and for the year then ended incorporated by reference into this prospectus have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are incorporate in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

We announce material financial information to our investors using our investor relations website, SEC filings, investor events, news and earnings releases, public conference calls, webcasts and social media. We use these channels to communicate with our investors and the public about the Company, our products and services and other related matters. It is possible that information we post on some of these channels could be deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post to all of our channels, including our social media accounts.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, by us with the SEC are incorporated by reference in this prospectus:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022 and the Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on April 29, 2022;

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 6, 2022, August 4, 2022 and November 1, 2022 (as amended on November 18, 2022), respectively;

•	Definitive Information Statement on Schedule 14C filed April 27, 2022;

•	Current Reports on Form 8-K, filed on February 1, 2022, February 10, 2022 and June 16, 2022, respectively; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 13, 2022, including any amendment or report filed with the SEC for the purpose of updating this description.

24

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

374Water Inc.

Attn: Corporate Secretary

701 W. Main Street, Suite 410

Durham, NC 27701

(919) 888-8194

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

25

9,783,496 Shares of Common Stock

Common Warrants to Purchase up to 14,675,244 Shares of Common Stock

PROSPECTUS SUPPLEMENT

D. BORAL CAPITAL LLC

NOVEMBER 14, 2024